Exhibit 1.01

SOUTHWESTERN PUBLIC SERVICE

(a New Mexico corporation)

UNDERWRITING AGREEMENT

Series E Senior Notes, 5.60% due 2016
Series F Senior Notes, 6% due 2036

October 3, 2006

To the Representatives named

   in Schedule I hereto of the

   several Underwriters named

   in Schedule II hereto

Ladies and Gentlemen:

Southwestern Public Service Company, a New Mexico corporation (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), its unsecured Debt Securities of the designations, with the terms and in the aggregate principal amounts specified in Schedule I hereto (the “Debt Securities”) to be issued under its Indenture, dated as of February 1, 1999, from the Company to The Bank of New York, as trustee (the “Trustee”), as previously amended and supplemented and as to be amended and supplemented by a supplemental indenture relating to the Debt Securities (such Indenture as so supplemented and amended being hereinafter referred to as the “Indenture”).

1.             Representations and Warranties by the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)       The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form, including a prospectus, for the registration under the Act of the offering and sale of the Debt Securities, which registration statement has become effective.  Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement.  Any such amendment or supplement was filed with the Commission and any such amendment has become effective.  As used in this Agreement:

(i)            “Applicable Time” means 1:35 p.m., New York City time, on the date of this Agreement;

(ii)           “Effective Date” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto relating to the Debt Securities became or become effective;

(iii)          “Final Term Sheet” means the final term sheet in the form attached as Schedule III hereto and prepared and filed pursuant to Section 4(a) hereof;

(iv)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act), including the Final Term Sheet, prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Debt Securities;

(v)           “Preliminary Prospectus” means any preliminary form of prospectus supplement relating to the Debt Securities (together with the base prospectus in the form in which it appears in the Registration Statement) which has heretofore been or is required to be filed by the Company pursuant to Rule 424 under the Act and is used prior to the filing of the Prospectus;

(vi)          “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time (including the Final Term Sheet);

(vii)         “Prospectus” means the base prospectus contained in the Registration Statement as supplemented by the final prospectus supplement relating to the Debt Securities, in the form in which such base prospectus as so supplemented shall be filed by the Company with the Commission pursuant to Rule 424 under the Act; and

(viii)        “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement; and, if the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Debt Securities by the Underwriters, which documents are deemed to be incorporated by reference into the Prospectus, such filing shall constitute an amendment or supplement to the Prospectus.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Act prior to or on the date hereof (including for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or any documents incorporated by reference therein by the Act, the Exchange Act or the rules and regulations thereunder which have not been so filed.

(b)       No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission.

(c)       The Registration Statement, on the Effective Date, complied in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, at the time the Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), the Prospectus will comply in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;  provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or Prospectus, which information is specified in Section 10(g) hereof or (C) the statements set forth in the twelfth paragraph in the section entitled “Underwriting” furnished directly by Lazard Capital Markets LLC.  Each Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Act, complied when so filed in all material respects with the rules under the Act, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)       The documents incorporated by reference in any Preliminary Prospectus or the Prospectus, when filed with the Commission, conformed, or will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and none of such documents included, or will include, any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)       The Pricing Disclosure Package, as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to (A) the information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Pricing Disclosure Package, which information is specified in Section 10(g) hereof or (B) the statements set forth in the twelfth paragraph in the section entitled “Underwriting” furnished directly by Lazard Capital Markets LLC.

(f)        Prior to the execution of this Agreement, the Company has not made and will not make any offer relating to the Debt Securities that would constitute an Issuer Free Writing Prospectus (other than the Final Term Sheet) without the prior consent of the Representatives;

the Company has complied and will comply with the requirements of Rule 433 under the Act with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement and the Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)       The Company is not, and after giving effect to the offering and sale of the Debt Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(h)       The statements in the most recent Preliminary Prospectus and Prospectus under the headings “Supplemental Description of Debt Securities” and “Description of the Debt Securities” fairly summarize the matters therein described.

(i)        This Agreement has been duly authorized, executed and delivered by the Company.

(j)        The Indenture has been duly authorized by the Company and the Indenture (excluding the Supplemental Indenture) has been, and at the Closing Date the Indenture will have been, duly executed and delivered by the Company; and, assuming due authorization, execution and delivery by the Trustee, the Indenture (excluding the Supplemental Indenture) constitutes, and, at the Closing Date, the Indenture will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting the enforcement of creditors’ rights, including, without limitation, bankruptcy and insolvency laws; and the Indenture has been duly qualified under the Trust Indenture Act.

(k)       The issuance and sale by the Company of the Debt Securities pursuant to this Agreement have been duly authorized by all necessary corporate action; and, when issued, authenticated and delivered to the Underwriters pursuant to this Agreement against payment of the consideration therefor specified herein, the Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by laws or principles of equity affecting creditors’ rights, including, without limitation, bankruptcy and insolvency laws, and will be entitled to the benefits of the Indenture.

(l)        The issuance and sale of the Debt Securities have been duly authorized and approved by an order of The New Mexico Public Regulation Commission and such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; no further approval, authorization, consent or other order of any public board or body is legally required in connection with the transactions contemplated by this Agreement and the Indenture, except for the registration under the Act of the Debt Securities and as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Debt Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(m)      Neither the execution and delivery of this Agreement or the Supplemental Indenture, the issue and sale of the Debt Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company, other than the liens and security interests created by the Indenture, pursuant to, (i) the charter or by-laws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties except, in the case of clause (ii), any such conflict, default, breach or violation which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

(n)       The Company has good and valid title to all real and fixed property and leasehold rights and personal property which are owned by it, subject only to taxes and assessments not yet delinquent; as to parts of the Company’s property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company’s use of such property in the usual course of its business, certain minor defects in titles which are not material, defects in titles to certain properties which are not essential to the Company’s business and mechanics’ lien claims being contested or not of record or for the satisfaction or discharge of which adequate provision has been made by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(o)       The historical financial statements and schedules of the Company included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) throughout the periods involved (except as otherwise noted therein) and comply, and at the Closing Date will comply, in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K; the selected financial data set forth under the caption “Selected Financial Data” in the most recent Preliminary Prospectus and Prospectus fairly present, on the basis stated in the Pricing Disclosure Package and Prospectus, the information included therein. Except as disclosed in or incorporated by reference in the

Registration Statement, Pricing Disclosure Package and Prospectus, there are no contingent obligations which are material to the Company.

(p)       Deloitte & Touche LLP, which audited the financial statements and the related financial statement schedule as of and for the year ended December 31, 2005 incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, (i) is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and (ii) is in compliance with its obligations under the Exchange Act with respect to the Company.

(q)       The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Pricing Disclosure Package and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent good faith estimates that are made on the basis of data derived from such sources.

(r)        Except as may otherwise be reflected in or contemplated by the Registration Statement, Pricing Disclosure Package and Prospectus, since the respective dates as of which information is given in the Registration Statement, Pricing Disclosure Package and Prospectus (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business and (ii) the Company has not entered into any transactions which are material to the Company, other than in the ordinary course of business; and, except as so reflected or contemplated, there are no contingent obligations which are material to the Company.

(s)       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

(t)        The Company has no subsidiaries.

(u)       The Company is not in conflict, violation, breach or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, in the case of clause (ii) or (iii), any such conflict, violation, breach or default which would not, individually or in the aggregate, (x) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business and (y) impair the validity of the Debt Securities.

(v)       Neither the Company, nor any director, officer, agent, employee or other person or entity acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(w)      (i) the Company has devised and established and maintains the following, among other, internal controls (without duplication): (A) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act; (B) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act; and (C) “internal control over financing reporting” (as such term is defined in Rule 13a-15(f) under the 1934 Act (the internal controls referred to in clauses (A) and (B) above and this clause (C) being hereinafter called, collectively, the “Internal Controls”); (ii) the Internal Controls are evaluated by the Company’s senior management periodically as appropriate and, in any event, as required by law; and (iii) based on the most recent evaluations of the Internal Controls, (A) the Internal Controls are, individually and in the aggregate, effective in all material respects to perform the functions for which they were established; and (B) all material weaknesses, if any, and significant deficiencies, if any, in the design or operation of the Internal Controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Internal Controls have been disclosed to the Company’s independent auditors and the audit committee of the Company’s board directors.

(x)        Except as set forth in, or incorporated by reference in, the Registration Statement, Pricing Disclosure Package and Prospectus, the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits, licenses or approvals, and (iv) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or any such liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

(y)       With respect to each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) which the Company or any other organization that together with the Company is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) (an “ERISA Affiliate”), has at any time sponsored, maintained, contributed to or been obligated to contribute to (a “Plan”): (i) the Company and each ERISA Affiliate have administered and operated each Plan sponsored or maintained by the Company or an ERISA Affiliate in compliance with ERISA, the Code and other applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a material liability to the Company or ERISA Affiliate; (ii) each Plan sponsored or maintained by the Company or an ERISA Affiliate intended to qualify under Section 401(a) of the Code so qualifies and to the Company’s knowledge nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification of any such Plan; (iii) neither the Company nor any ERISA Affiliate has incurred, and to the Company’s knowledge no event, transaction or condition has occurred or exists under which the Company or any ERISA Affiliate could reasonably expect to incur, any material liability or the imposition of any lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or Title IV of ERISA (other than routine claims for benefits) or applicable penalty or excise provisions of the Code; (iv) there has been no reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan subject to Title IV of ERISA that is sponsored or maintained by the Company or an ERISA Affiliate for which the 30-day reporting requirement has not been waived which could reasonably be expected to result in a material liability under Title IV of ERISA to the Company or an ERISA Affiliate; (v) no accumulated funding deficiency (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan subject to Title IV of ERISA that is sponsored or maintained by the Company; and (vi) neither the Company nor any ERISA Affiliate has incurred, and to the Company’s knowledge no event, transaction or condition has occurred or exists under which the Company or any ERISA Affiliate could reasonably expect to incur, any material liability with respect to termination of, or withdrawal from, any Plan subject to Title IV of ERISA.

(z)        The franchises held by the Company, together with the applicable Certificates of Convenience and Necessity issued by The New Mexico Public Regulation Commission, the Public Utility Commission of Texas and the Kansas Corporation Commission, give the Company all necessary authority for the maintenance and operation of its properties and business as now conducted, and are free from burdensome restrictions or conditions of an unusual character.

(aa)     The Company is not an “ineligible issuer” as defined under the Act.

(bb)     The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder, to the extent that such Act and such rules are in effect and applicable to the Company.

(cc)     The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any free-writing prospectus, including timely filing with the Commission and legending.

(dd)     The Company has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Debt Securities.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Representatives in connection with the offering of the Debt Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Representatives and each other Underwriter, and the Representatives and each other Underwriter agree, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule I hereto, the respective principal amounts of the Debt Securities set forth opposite their respective names in Schedule II hereto.

3.             Delivery and Payment.  Delivery of and payment for the Debt Securities shall be made at the place, date and time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company (such date and time being herein called the “Closing Date”).  Delivery of the Debt Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company in federal (same day) funds.  The Debt Securities will be delivered in definitive registered form except that, if for any reason the Company is unable to deliver the Debt Securities in definitive form, the Company reserves the right, as provided in the Indenture, to make delivery in temporary form.  Any Debt Securities delivered in temporary form will be exchangeable without charge for Debt Securities in definitive form.  Unless otherwise indicated on Schedule I, the Debt Securities will be registered in the name of Cede & Co., as nominee of The Depository Trust Company and in the principal amounts set forth in Schedule II hereto.  The Debt Securities will be made available to the Representatives for checking in New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date.

4.             Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)       The Company will prepare the Final Term Sheet, containing solely a description of the terms of the Debt Securities and of the offering, in the form attached as Schedule III hereto, will file such Final Term Sheet pursuant to Rule 433(d) under the Act and will notify the Representatives promptly of such filing.  The Company will prepare the Prospectus, in a form approved by the Representatives, will file the Prospectus pursuant to Rule 424(b) under the Act and will notify the Representatives promptly of such filing.  During the period for which a prospectus relating to the Debt Securities is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) when any subsequent amendment or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) has been filed, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Debt Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information.  During the period for which a prospectus relating to the Debt Securities is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) unless the Company has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, the Company will promptly use its best efforts to obtain the withdrawal of such order.  In the event of the Company’s receipt of a notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Debt Securities by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement).

(b)       If, at any time when a prospectus relating to the Debt Securities is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly, subject to paragraph (a) of this Section 4, will prepare and file with the Commission an amendment or supplement to the Prospectus which will correct such statement or omission or will effect such compliance, as the case may be, and furnish to the Underwriters a reasonable number of copies thereof.

(c)       The Company will make generally available to its security holders and to the Representatives a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus filed pursuant to Rule 424(b) under the Act, as soon as is reasonably practicable after the end of such period, but in any event no later than eighteen months after the “effective date of the Registration Statement” (as defined in Rule 158(c) under the Act), which will satisfy the provision of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

(d)       The Company will deliver to the Representatives conformed copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

(e)       The Company will not make any offer relating to the Debt Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(f)        The Company will promptly file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act and will retain as and to the extent required by Rule 433 under the Act all Issuer Free Writing Prospectuses not required to be filed with the Commission pursuant to the rules and regulations under the Act.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representatives and, upon their request, file such document and prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)       The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Debt Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Debt Securities; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(h)       The Company shall not for a period of 5 days following the date of this Agreement, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, or announce the offering of) any long-term debt securities (other than borrowings under its $250 million revolving credit facility, as it may be amended, or any successor credit facility of the Company) issued or guaranteed by the Company, other than the Debt Securities, or publicly announce an intention to effect any such transaction;

(i)        The Company will obtain or make prior to the issuance of the Debt Securities all regulatory and governmental approvals, consents, authorizations, orders, filings and registrations necessary for the issuance of the Debt Securities, including, without limitation, any required approvals, consents, authorizations, orders, filings and registrations of The New Mexico Public Regulation Commission.

(j)        The Company will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Debt Securities.

(k)       The Company will use the proceeds from the sale of the Debt Securities for only the purposes described in the Prospectus.

5.             Agreements of the Underwriters.  Each Underwriter, severally and not jointly, represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Issuer Free Writing Prospectus or any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the Act, other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) the Final Term Sheet or a communication containing the same information as in the Final Term Sheet, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

6.             Expenses.  Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Debt Securities to the Underwriters, all fees and expenses of the Company’s counsel and accountants, all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including all exhibits thereto), any Preliminary Prospectus, the Prospectus (including all documents incorporated by reference therein), any Issuer Free Writing Prospectus and any amendments thereof or supplements thereto, all costs and expenses (including fees and expenses of counsel) incurred in connection with “blue sky” qualifications, the determination of the legality of the Debt Securities for investment by institutional investors and the rating of the Debt Securities, all costs and expenses of the printing and distribution of all documents in connection with this underwriting, the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties) and all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc.  Except as provided in this Section 6 and Section 9 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

7.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Debt Securities shall be subject, in the discretion of the Representatives, to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of Company officers on and as of the Closing Date made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 433 under the Act shall have been made, and no such filings shall have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)       The Representatives shall be furnished with opinions, dated the Closing Date, of Jones Day; Hinkle Hensley, Shanor & Martin L.L.P.; Rainey, Ross, Rice & Binns; and Foulston & Slefkin counsel for the Company, substantially in the forms included as Exhibits A, B, C and D, respectively.

(c)       The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions dated the Closing Date with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)       The Company shall have furnished to the Representatives a certificate of the President or any Vice President of the Company, dated the Closing Date, as to the matters set forth in paragraphs (a) and (i) of this Section 7 and to the further effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           since the date of the most recent financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, there has been no material adverse change in the condition of the Company, financial or otherwise, or in the earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business, from that set forth or contemplated by the Registration Statement, Pricing Disclosure Package or Prospectus; and

(iii)          (A) the Prospectus, as of its date and as of the Closing Date, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, did not and do not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and (B) since the Applicable Time no event has occurred which should have been, in light of the circumstances, disclosed in the Prospectus or in a supplement or amendment thereto which has not been so disclosed .

(e)       The Representatives shall have received letters from Deloitte & Touche LLP, independent public accountants for the Company (dated the date of this Agreement and Closing Date, respectively, and in form and substance satisfactory to the Representatives) advising that (i) they are an independent registered public accounting firm with respect to the Company as required by the Act and published rules and regulations of the Commission thereunder, (ii) in their opinion, the consolidated financial statements and supplemental schedules included or incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus and covered by their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) that they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the shareholder of the Company since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that:  (A) any material modifications should be made to any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus for them to be in conformity with generally accepted accounting principles or that any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; and (B) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus and except as set forth in or contemplated by the Registration Statement, the Pricing Disclosure Package or the Prospectus, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt or decreases in stockholder’s equity or net current assets of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Prospectus and the Pricing Disclosure Package, or for the period from the date of the most recent financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income or net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company or, to the extent not so derived, from schedules prepared by Company officers responsible for such accounting records) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them.

(f)        Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or the delivery of the Debt Securities on the terms and in the manner contemplated by the Prospectus.

(g)       Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Debt Securities or any other debt securities or preferred stock of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Debt Securities or of any other debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(h)       Subsequent to the execution and delivery of this Agreement, no material adverse change, material transaction or material contingent liability of a type described in Section 1(r) shall have occurred or shall exist, which is not described in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Debt Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

(i)        (a)  The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court, arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the Prospectus, and (b) since the date of this Agreement, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company, and there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, business, financial position, stockholder’s equity, results of operations or prospects of the Company otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (a) or (b) is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Debt Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

(j)        No Representative shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the judgment of the Underwriters, is material or omits to state a fact which, in the judgment of the Underwriters, is material and is necessary to make the statements therein not misleading.

(k)       No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Debt Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Debt Securities.

(l)        All corporate proceedings and other legal matters incident to the authorization, form and validity of the Indenture and this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel to the Underwriters, and prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request.

(m)      The Company and Trustee shall have entered into the supplemental Indenture relating to the Debt Securities, and the Representatives shall have received counterparts, conformed as executed thereof, and the Debt Securities shall have been duly executed and delivered by the Company and authenticated by the Trustee.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

8.             Conditions of Company’s Obligations.  The obligations of the Company to sell and deliver the Debt Securities are subject to the following conditions:

(a)           Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, threatened.

(b)           The order of The New Mexico Public Regulation Commission referred to in Section 1(l) hereof shall be final and in full force and effect.

If any of the conditions specified in this Section 8 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be cancelled on or at any time prior to the Closing Date by the Company.  Notice of such cancellation shall be given to the Underwriters in writing or by telephone or facsimile transmission confirmed in writing.

9.             Reimbursement of Underwriters’ Expenses.  If the sale of the Debt Securities provided for herein is not consummated (i) because this Agreement is terminated pursuant to Section 12 or (ii) because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Debt Securities, including the reasonable fees and disbursements of counsel for the Underwriters.

10.           Indemnification.

(a)       The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, employees, agents and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)       Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information identified in Section 10(g) hereof as being provided by the Underwriters.

(c)       If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 10.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person, which may be counsel to the Indemnifying Person, to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 10 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)       If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Debt Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Debt Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Debt Securities.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)       The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 10, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Debt Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The

Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)        The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g)       The Underwriters severally confirm and the Company acknowledges that the statements with respect to the offering of the Debt Securities by the Underwriters set forth in the fourth, sixth (other than the last two sentences thereof), seventh and eighth paragraphs in the section entitled “Underwriting” in the prospectus supplement that is a part of the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

11.           Default by an Underwriter.

(a)       If any Underwriter shall default in its obligation to purchase the Debt Securities which it has agreed to purchase hereunder (in this Section called the “Unpurchased Debt Securities”), the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Unpurchased Debt Securities on the terms contained herein.  If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Unpurchased Debt Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Unpurchased Debt Securities on such terms.  In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Unpurchased Debt Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Unpurchased Debt Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Unpurchased Debt Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Unpurchased Debt Securities.

(b)       If, after giving effect to any arrangements for the purchase of the Unpurchased Debt Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Unpurchased Debt Securities which remains unpurchased does not exceed 10% of the aggregate principal amount of the Debt Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Debt Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-

defaulting Underwriter to purchase its pro rata share (based on the principal amount of Debt Securities which such Underwriter agreed to purchase hereunder) of the Unpurchased Debt Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Unpurchased Debt Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Unpurchased Debt Securities which remains unpurchased exceeds 10% of the aggregate principal amount of the Debt Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Unpurchased Debt Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for all Debt Securities, if prior to such time (i) trading shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities clearance or settlement services shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or any change in financial markets or any other calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Debt Securities on the terms and in the manner contemplated by this Agreement, any Preliminary Prospectus and the Prospectus.

13.           Representations and Indemnities to Survive Delivery.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons within the meaning of the Act, and will survive delivery of and payment for the Debt Securities.   The provisions of Sections 6, 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.           Notices.  All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or transmitted and confirmed to them at their address set forth in this Agreement or, if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at 414 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55401, Attention: George Tyson.  All communications shall take effect at the time of receipt thereof.

15.           Persons Entitled to Benefit of Agreement.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and the affiliates of each Underwriter referred to in Section 10 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Debt Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.           Counterparts.  This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

18.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.           Amendment and Waiver.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20.           Other.  Time shall be of the essence for all purposes of this Agreement.  As used herein, “business day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

21.           Company Acknowledgment. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Debt Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither any Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction with respect to the offering of the Debt Securities contemplated hereby.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with this transaction or the process leading thereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:	/s/ George E. Tyson II
George E. Tyson II
Vice President and Treasurer

The foregoing Agreement is hereby confirmed
  and accepted as of the date first above written.

By:	BARCLAYS CAPITAL INC.

By:	/s/ Rich Wolff
Rich Wolff
Director, Syndicate

For itself and as Representative of the several
Underwriters, if any, named in Schedule II to the
foregoing Agreement.

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Brian Bednarski
Director

For itself and as Representative of the several
Underwriters, if any, named in Schedule II to the
foregoing Agreement.

By:	KEYBANC CAPITAL MARKETS,
a division of McDonald Investments Inc.

By:	/s/ J. Chinnici III
J. Chinnici III
Managing Director

For itself and as Representative of the several
Underwriters, if any, named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated October 3, 2006

Registration Statement No. 333-132724

Representatives and Addresses:

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Citigroup Global Markets Inc.

388-390 Greenwich Street

New York, New York 10013

KeyBanc Capital Markets, a division of McDonald Investments Inc.

127 Public Square

Cleveland, Ohio 44114

Debt Securities:

Designation: Series E Senior Notes, 5.60% due 2016
Principal Amount:	$200,000,000
Date of Maturity:	October 1, 2016
Interest Rate:	5.60%
Purchase Price:	99.230%
Public Offering Price:	99.880%

Designation: Series F Senior Notes, 6% due 2036
Principal Amount:	$250,000,000
Date of Maturity:	October 1, 2036
Interest Rate:	6%
Purchase Price:	98.356%
Public Offering Price:	99.231%

Payment to be made in federal (same day) funds:  Yes

Closing Date and Location:   October 6, 2006, New York, New York.

Office for Delivery, Payment and Checking of Debt Securities:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019

SCHEDULE II

Name	Principal Amount of Series E Senior Notes	Principal Amount of Series F Senior Notes
Barclays Capital Inc.	$53,333,000	$66,667,000
Citigroup Global Markets Inc.	53,334,000	66,667,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	53,333,000	66,666,000
Lazard Capital Markets	20,000,000	25,000,000
HSBC Securities (USA) Inc.	10,000,000	12,500,000
U.S. Bancorp Investments, Inc.	10,000,000	12,500,000

Total	$200,000,000	$250,000,000

SCHEDULE III

Final Term Sheet

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-132724

SOUTHWESTERN PUBLIC SERVICE COMPANY

$200,000,000 SERIES E SENIOR NOTES, 5.60% DUE OCTOBER 1, 2016

FINAL TERMS AND CONDITIONS

Issuer:	Southwestern Public Service Company
Total Principal Amount:	$200,000,000
Pricing Date:	October 3, 2006
Settlement Date:	October 6, 2006
Maturity Date:	October 1, 2016
Interest Payment Dates:	Each April 1 and October 1, commencing on April 1, 2007
Reference Benchmark:	UST 4.875% due 8/15/2016
Benchmark Price:	102.03125
Benchmark Yield:	4.616%
Re-offer Spread:	T+ 100 bps
Re-offer Yield:	5.616%
Coupon:	5.60% semi-annual
Re-offer/Issue Price to Public:	99.880%
Make-Whole Call:	T +15 bps
CUSIP:	845743 BK 8

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-227-2775, ext. 2663, Citigroup Global Markets Inc., toll free at 1-877-858-5407 or KeyBanc Capital Markets, a division of McDonald Investments, Inc. toll free at 1-866-227-6479.

Final Term Sheet

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-132724

SOUTHWESTERN PUBLIC SERVICE COMPANY

$250,000,000 SERIES F SENIOR NOTES, 6% DUE OCTOBER 1, 2036

FINAL TERMS AND CONDITIONS

Issuer:	Southwestern Public Service Company
Total Principal Amount:	$250,000,000
Pricing Date:	October 3, 2006
Settlement Date:	October 6, 2006
Maturity Date:	October 1, 2036
Interest Payment Dates:	Each April 1 and October 1, commencing on April 1, 2007
Reference Benchmark:	UST 4.50% due 2/15/2036
Benchmark Price:	95.96875
Benchmark Yield:	4.756%
Re-offer Spread:	T+130 bps
Re-offer Yield:	6.056%
Coupon:	6.00% semi-annual
Re-offer/Issue Price to Public:	99.231%
Make-Whole Call:	T +20 bps
CUSIP:	845743 BL 6

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-227-2775, ext. 2663, Citigroup Global Markets Inc., toll free at 1-877-858-5407 or KeyBanc Capital Markets, a division of McDonald Investments, Inc. toll free at 1-866-227-6479.